                                                                  Rule 424(b)(3)
                                                      Registration No. 333-75677

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 3 DATED DECEMBER 10, 1999
                       TO PROSPECTUS DATED APRIL 20, 1999

     The Selling Holders table on pages 31 - 33 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                   Stock              Shares
---------------                                   -----              ------

Citizens Security Life Insurance Company         20,000              42,999